Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191
CONSENT OF RYDER SCOTT COMPANY, L.P.
We hereby consent to (i) the inclusion of our reserve report relating to certain estimated quantities of the proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2010 of PetroQuest Energy, Inc. (the “Company”) in this Annual Report on Form 10-K prepared by the Company for the year ending December 31, 2010, filed as Exhibit 99.1 of the Form 10-K, and (ii) the incorporation by reference in this Annual Report on Form 10-K prepared by the Company for the year ending December 31, 2010, and to the incorporation by reference thereof into the Company’s previously filed Registration Statements on Form S-3 (File Nos. 333-169973, 333-124746, 333-42520 and 333-89961) and Form S-8 (File Nos. 333-151296, 333-134161, 333-102758, 333-88846, 333-67578, 333-52700 and 333-65401), of information contained in our report relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2010. We further consent to references to our firm under the headings “Business — Oil and Gas Reserves” and “Risk Factors,” and included in or made a part of the Annual Report on Form 10-K prepared by the Company for the year ended December 31, 2010.
We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ryder Scott Company, L.P. nor any of its employees had, or now has, a substantial interest in PetroQuest Energy, Inc. or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer or employee.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
February 23, 2011

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